UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NET POWER INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
2025 PROXY STATEMENT

NOTICE OF 2025
ANNUAL MEETING OF STOCKHOLDERS

Date: June 3, 2025 Time: 10:00 a.m. Eastern Time Place: 320 Roney Street, Suite 200 Durham, NC 27701 Record Date: April 21, 2025

Items of Business:

1. To elect the three directors named in the Proxy Statement to serve as Class II directors until the 2028 annual meeting of stockholders or until their respective successors are elected and qualified

2. To ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2025

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof

The Board of Directors has fixed April 21, 2025 as the record date for determining stockholders entitled to receive notice of, and to vote at, the 2025 annual meeting of stockholders (“Annual Meeting” or “Annual Meeting of Stockholders”) or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT

www.proxyvote.com	1-800-690-6903

Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to be Held on June 3, 2025. The Proxy Statement is available at www.proxyvote.com.

By Order of the Board of Directors

Peter J. Bennett
Chairman
April 24, 2025

PROXY STATEMENT SUMMARY

VOTING MATTERS

Items of Business:		Our Board of Directors Recommends You Vote:	Page Reference (for more detail)
1	To elect the three directors named in the Proxy Statement to serve as Class II directors until the 2028 annual meeting of stockholders or until their respective successors are elected and qualified	FOR the election of each director nominee	5
2	To ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2025	FOR the ratification of the appointment	37
3	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations include the capital-intensive nature of our business model, which will likely require us to raise additional capital in the future; our ability to adequately control or accurately predict the costs associated with our projects and the development and deployment of our technology; barriers that we may face in our attempts to deploy and commercialize our technology; the complexity of the machinery we rely on for our operations and development; potential changes and/or delays in site selection and construction that result from regulatory, logistical, and financing challenges; our ability to establish and maintain supply relationships; risks related to our arrangements with third parties for the development, commercialization and deployment of our technology; risks related to strategic investors and partners; our ability to successfully commercialize our operations; the availability and cost of raw materials; the impact of potential delays in discovering manufacturing and construction issues; the possibility of damage to our facilities as a result of natural disasters; the ability of commercial plants using our technology to efficiently provide net power output; our ability to obtain and retain licenses; our ability to establish an initial commercial scale plant; potential litigation that may be instituted against us; and other risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”)..

Certain Defined Terms
Unless otherwise expressly stated or, unless the context otherwise requires, references in this Proxy Statement to:
•	“8 Rivers” means 8 Rivers Capital, LLC, a Delaware limited liability company (a company controlled by SK Inc.);
•
“Amended and Restated JDA” means the Amended and Restated Joint Development Agreement, dated December 13, 2022, by and among Old Net Power, RONI, RONI OpCo, NPI and NPT, as amended, supplemented or otherwise modified from time to time in accordance with its terms;

•	“Baker Hughes” or “BH” means Baker Hughes Company, a Delaware corporation;
•	“BHES” means Baker Hughes Energy Services LLC, a Delaware limited liability company and affiliate of Baker Hughes;
•	“BHES JDA” means collectively, the Original JDA and the Amended and Restated JDA
•	“Board” or “Board of Directors” means the board of directors of the Company;
•
“Business Combination Agreement” means the Business Combination Agreement, dated as of December 13, 2022, by and among RONI, RONI OpCo, Buyer, Merger Sub and Old Net Power, as amended by the First Amendment to the Business Combination Agreement, dated as of April 23, 2023, by and between Buyer and Old Net Power;

•	“Business Combination” means the Domestications, the Merger and other transactions contemplated by the Business Combination Agreement, collectively;
•	“Buyer” means Topo Buyer Co, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of OpCo (following the Domestications) or of RONI OpCo (prior to the Domestications);
•	“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of Net Power;
•	“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of Net Power;
•	“Closing” means the consummation of the Business Combination contemplated by the Business Combination Agreement;
•	“Closing Date” means June 8, 2023, the date on which the Closing occurred;
•	“Common Stock” means the Class A Common Stock and Class B Common Stock;
•
“Company,” “our,” “we” or “us” means, prior to the Business Combination, RONI or Old Net Power, as the context suggests, and, following the Business Combination, NET Power Inc., in each case, with its consolidated subsidiaries;

•	“Constellation” means Constellation Energy Generation, LLC, a Pennsylvania limited liability company formerly known as Exelon Generation Company, LLC;
•
“Domestication” means the change of RONI’s jurisdiction of registration by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation registered under the laws of the State of Delaware, upon which RONI changed its name to NET Power Inc.;

•	“Domestications” means the Domestication and the OpCo Domestication;
•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;
•	“Legacy Net Power Holders” means the holders of equity securities of Old Net Power prior to the consummation of the Merger;
•
“Merger” means the merger of Merger Sub with and into Old Net Power pursuant to the Business Combination Agreement, in which Old Net Power survived and became a direct, wholly owned subsidiary of Buyer;

•	“Merger Sub” means Topo Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Buyer;

•
“Net Power” means NET Power Inc., a Delaware corporation (f/k/a Rice Acquisition Corp. II), with its consolidated subsidiaries (unless the context otherwise indicates), upon and after the Domestication;

•	“NPEH” means NPEH, LLC, a Delaware limited liability company;
•	“NPI” means Nuovo Pignone International, S.r.l., an Italian limited liability company and affiliate of Baker Hughes;
•	“NPT” means Nuovo Pignone Tecnologie S.r.l., an Italian limited liability company and affiliate of Baker Hughes;
•	“NYSE” means the New York Stock Exchange;
•	“Occidental” means Occidental Petroleum Corporation;
•	“Old Net Power” means, prior to the consummation of the Merger, NET Power, LLC, a Delaware limited liability company;
•	“OpCo” means NET Power Operations LLC, a Delaware limited liability company (f/k/a Rice Acquisition Holdings II LLC), upon and after the OpCo Domestication;
•
“OpCo Domestication” means the change of RONI OpCo’s jurisdiction of registration by deregistering as a Cayman Islands exempted company and continuing and domesticating as a limited liability company registered under the laws of the State of Delaware, upon which RONI OpCo changed its name to NET Power Operations LLC;

•
“OpCo LLC Agreement” means, (1) prior to January 17, 2025, the Second Amended and Restated Limited Liability Company Agreement of OpCo, dated as of June 8, 2023, which was entered into in connection with the Closing, and (2) beginning on January 17, 2025, the Third Amended and Restated Limited Liability Company Agreement of OpCo, dated as of January 17, 2025;

•	“OpCo Unitholder” means a holder of OpCo Units;
•	“OpCo Units” means the units of OpCo;
•
“Original JDA” means the Joint Development Agreement, dated February 3, 2022, by and among Old Net Power, NPI and NPT, as amended by the First Amendment to Joint Development Agreement, dated effective June 30, 2022, by and among the same parties;

•	“OXY” means OLCV NET Power, LLC, a Delaware limited liability company;
•	“Principal Legacy Net Power Holders” means OXY, Constellation and 8 Rivers (through NPEH);
•	“RONI” means Rice Acquisition Corp. II, a Cayman Islands exempted company, prior to the Domestication;
•	“RONI OpCo” means Rice Acquisition Holdings II LLC, a Cayman Islands limited liability company and direct subsidiary of RONI, prior to the Domestications;
•	“SEC” means the U.S. Securities and Exchange Commission;
•	“Sponsor” means Rice Acquisition Sponsor II LLC, a Delaware limited liability company; and
•	“Tillandsia” means Tillandsia, Inc., a Delaware corporation.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2025
ANNUAL MEETING INFORMATION

General

The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of NET Power Inc. (“Net Power” or the “Company” or “we”) for the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on June 3, 2025, and any adjournment or postponement thereof. We will conduct the Annual Meeting at our principal executive offices, which are located at 320 Roney Street, Suite 200, Durham, North Carolina 27701. This Proxy Statement is first being made available to our stockholders on or about April 24, 2025.

Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2026; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Voting at the Annual Meeting

The Company’s Class A Common Stock and Class B Common Stock are the only classes of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters presented at the Annual Meeting.

Outstanding Securities and Quorum

Only holders of record of our Common Stock at the close of business on April 21, 2025, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 217,738,709 shares of Common Stock, consisting of 77,646,080 shares of Class A Common Stock and 140,092,629 shares of Class B Common Stock, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum for the Annual Meeting.

Proxy Voting

Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein and “FOR” the ratification of the appointment of our independent auditor. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.

Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET	VOTE BY QR CODE	VOTE BY TELEPHONE
Shares Held of Record: http://www.proxyvote.com	Shares Held of Record: See Proxy Card	Shares Held of Record: 800-690-6903

Shares Held in Street Name:	Shares Held in Street Name:	Shares Held in Street Name:
See Notice of Internet Availability or Voting Instruction Form	See Notice of Internet Availability or Voting Instruction Form	See Voting Instruction Form

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are book entries in your name so that you appear as a stockholder on the records of Continental Stock Transfer & Trust Company, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of our proxy materials) by returning a proxy card. You also may participate in and vote during the Annual Meeting. If you own Common Stock of record and you do not vote by proxy or at the Annual Meeting, your shares will not be voted.

If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also may participate in and vote during the Annual Meeting. If you own Common Stock in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your shares may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2025 but cannot vote your shares on any other matters being considered at the meeting.

Participating in the Annual Meeting

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 21, 2025, the record date, or hold a valid proxy for the meeting. You will need your proof of identification along with either your notice of annual meeting or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Net Power Inc. stock, such as a bank or brokerage account statement. If you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your notice, proxy card or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting. Specifically, if you own shares of record, you may vote:

•
By Internet—You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your notice or your proxy card in order to vote by Internet.

•
By Telephone—You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your notice or your proxy card in order to vote by telephone.

•
By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated above.

Voting Standard

A nominee for director shall be elected to the Board by a plurality standard. Practically speaking, this means that the directors who receive the highest number of votes are elected to the available seats, which, because this election is not contested, means that the nominees will be elected provided they each receive one vote for their election. However, if the votes cast for any nominee do not exceed the votes withheld from the nominee, the Board will consider that in assessing the Board’s composition going forward and in considering whether to renominate a particular individual in the future. Abstentions and broker nonvotes will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the stockholder’s behalf.

All other matters proposed for a vote at the Annual Meeting will be determined by the vote of a majority of the votes cast by the holders of Common Stock present or represented by proxy and entitled to vote on the matter. For these matters, cast abstentions and broker nonvotes, if any, will have no effect on the outcome of these matters. We do not expect there to be any broker nonvotes for the ratification of our independent auditor because brokers have discretion to vote on the ratification of the appointment of the independent auditor and, therefore, if the beneficial owner of shares does not provide the broker with instructions on how to vote, the broker may still vote on this proposal.

Revocation

Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and/or revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than June 2, 2025;

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on June 2, 2025;

•	Submitting a properly signed proxy card with a later date that is received no later than June 2, 2025; or

•	Attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

ITEM 1-ELECTION OF DIRECTORS

The Board is currently staggered, which means that only one class is up for election in any given year. At the Annual Meeting, our Class II directors, Jeff Bennett, Kyle Derham, and Alejandra Veltmann, who currently serve as directors on the Board, are up for election. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, proposed that Jeff Bennett, Kyle Derham, and Alejandra Veltmann be elected at the Annual Meeting, each of whom will hold office until the 2028 Annual Meeting of Stockholders or until their successor shall have been elected and qualified. Biographical information about each of the nominees and a discussion of the qualifications, attributes and skills of each nominee is contained in the following section.

The Board expects that the three nominees will be available to serve as directors. However, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

The Board of Directors recommends a vote “FOR” each nominee.

CORPORATE GOVERNANCE: THE BOARD

Director Qualifications and Experience

The following chart reflects areas of qualifications and experience that the Board views as important when evaluating directors. The Nominating and Corporate Governance Committee and the Board believe that each director brings to our Board their own unique background and range of expertise, knowledge, and experience, including as a result of their valued service on the Board and its committees, that provide the Board with an appropriate and diverse mix of qualifications, skills, and attributes necessary for our Board to fulfill its oversight responsibility to shareholders. Each director also contributes other important skills, expertise, experience, and personal attributes to the Board that are not reflected in the chart below.

Category	Ralph Alexander	Jeff Bennett	Kyle Derham	Fred Forthuber	Joe Kelliher	Carol Peterson	Brad Pollack	Danny Rice	Eunkyung Sung	Alejandra Veltmann
Public company board experience Knowledgeable about corporate governance trends and best practices for public companies	X	X	X	X	X	X	X	X	X	X
Senior leadership experience “C-Suite” experience with a public company; leadership experience as a division president or functional leader within a complex organization	X	X	X	X	X	X	X	X		X
Finance/accounting Experience assessing financial statements and performance; experience with financial strategy, capital allocation, and large capital projects	X	X	X	X		X	X	X	X	X
Technology and innovation/cybersecurity Experience in information security, data privacy, cybersecurity, or use of technology to facilitate operations	X	X		X		X	X	X	X	X
Government relations/regulatory Experience with government relations, regulatory matters, and public policy	X	X		X	X		X

Operations/engineering Experience developing and implementing operating plans and business strategy	X	X	X	X	X	X	X	X	X	X
Strategic planning/oversight Experience developing and overseeing operating plans and long-term strategy; familiarity with quality control programs and continuous improvement processes	X	X	X	X	X	X	X	X	X	X
Human resources/compensation Experience in recruiting, retaining, and developing talent; experience with executive compensation and broad-based incentive planning	X	X	X	X	X	X	X	X	X	X
Mergers and acquisitions Experience evaluating, structuring, and negotiating business combinations and acquisitions	X	X	X		X	X	X	X	X	X
ESG Informed with respect to issues and trends related to corporate social responsibility, sustainability, and philanthropy	X	X		X	X	X	X	X	X	X
Investor relations Experience aligning company and investor objectives and understanding/anticipating investor concerns	X	X	X		X	X	X	X	X	X
Risk management Experience in overseeing, managing, and mitigating risk, strategic planning, and compliance	X	X	X	X	X	X	X	X	X	X
Industry experience Experience in the energy industry, specifically with respect to clean energy technology	X	X	X		X	X	X	X	X	X

Diversity Background and life experiences provide a broader range of perspectives that enhances the Board’s understanding of the needs and viewpoints of a diverse group of stakeholders	X	X		X	X	X		X	X	X
Market development Experience developing markets for technological products and services, specifically within the energy industry.	X	X	X				X		X

Biographical Information of Directors

Information provided below regarding our directors is as of April 24, 2025.

Ralph Alexander
Age 70 Director since June 2023 Board committees: Audit Compensation (Chair) Other current public company boards: Enviva Inc.
Background

Mr. Alexander served as Chief Executive Officer of Talen Energy Corporation, one of the largest competitive power generation and infrastructure companies in North America, from December 2016 to June 2021 and as its Chairman from June 2021 to April 2023. In December 2022, Talen Energy Corporation filed for Chapter 11 bankruptcy protection and consummated the strategic transactions contemplated by its Chapter 11 plan of reorganization and completed its restructuring in May 2023. Mr. Alexander was previously affiliated with Riverstone Holdings LLC, an energy and power-focused private equity firm, from 2007 to 2016. Prior to that, for nearly 25 years, he served in various positions with subsidiaries and affiliates of BP plc, one of the world’s largest oil and gas companies (“BP”). From 2004 until 2006, Mr. Alexander served as Chief Executive Officer of Innovene, BP’s $20 billion olefins and derivatives subsidiary. From 2001 until 2004, he served as Chief Executive Officer of BP’s Gas, Power and Renewables and Solar segment and was a member of the BP group executive committee. Prior to that, Mr. Alexander served as a Group Vice President in BP’s Exploration and Production segment and BP’s Refinery and Marketing segment. He held responsibilities for various regions of the world, including North America, Russia, the Caspian, Africa and Latin America. Prior to these positions, Mr. Alexander held various positions in the upstream, downstream, and finance groups of BP. He previously served on the boards of Enviva, EP Energy Corporation, Foster Wheeler, Stein Mart, Inc., Amyris and Anglo-American plc. Mr. Alexander holds an M.S. in Nuclear Engineering from Brooklyn Polytech (now NYU Tandon School of Engineering) and an M.S. in Management Science from Stanford University.

Peter J. (Jeff) Bennett
Age 57 Director since June 2023 Board committees: None Other current public company boards: Western Midstream Partners, LP
Background

Mr. Bennett has served as President of U.S. Onshore Resources and Carbon Management, Commercial Development of Occidental, the parent of OXY, since October 2020. In this role, Mr. Bennett is responsible for the strategic direction and capital placement for Occidental’s U.S. Onshore Resources and Carbon Management business. He also served as Senior Vice President of Permian Resources of Occidental Oil and Gas, a subsidiary of Occidental, from April 2018 to April 2020 and as President and General Manager of Permian Resources and the Rockies from April 2020 to October 2020. Mr. Bennett previously served as President and General Manager — Permian Resources, New Mexico Delaware Basin, from January 2017 to April 2018, Chief Transformation Officer from June 2016 to January 2017, Vice President, Portfolio and Optimization of Occidental Oil and Gas from February 2016 to June 2016 and, prior to that, pioneered innovative logistical and operational solutions as Vice President, Operations Portfolio and Integrated Planning of Occidental Oil and Gas from October 2015 to February 2016. Mr. Bennett has served as a member of the board of directors of Western Midstream Partners, LP (NYSE: WES) since August 2019 and as chairperson of such board since December 2021. Mr. Bennett received a B.A. in accounting from Louisiana State University and an MBA from Pepperdine University in California. He is also a Certified Public Accountant (inactive).

J. Kyle Derham
Age 37 Director since June 2023 Board committees: Nominating & Corporate Governance Committee Other current public company boards: AirJoule Technologies Corp.
Background

Mr. Derham served as the Chief Executive Officer of RONI from February 2022 until the Closing; prior to that, he served as RONI’s Chief Financial Officer from February 2021 to February 2022. Mr. Derham is a Partner of Rice Investment Group. Mr. Derham has served as a director of AirJoule Technologies Corp. since April 2024. Mr. Derham was a director of Archaea Energy Inc. from September 2021 until December 2022 when Archaea Energy Inc. was acquired by BP Products North America Inc. Mr. Derham, as part of certain members of the Rice Investment Group, led the shareholder campaign in 2019 to revamp the strategic direction of EQT Corporation (“EQT”) and elect a majority slate of director candidates to the board of EQT, the largest operator of natural gas production in the United States. Following the campaign, Mr. Derham served as interim Chief Financial Officer of EQT and subsequently served as a strategic advisor to the company. Mr. Derham previously served as Vice President, Corporate Development and Finance of Rice Energy and Rice Midstream Partners LP (“Rice Midstream”) from January 2014 through November 2017. Through his various roles working alongside the Rice family, Mr. Derham has focused on evaluating, structuring and negotiating key acquisitions and execution of critical strategic initiatives to generate attractive risk adjusted returns for investors. Mr. Derham also has experience as a private equity investor, working as an associate at First Reserve and as an investment banker at Barclays Investment Bank.

Frederick A. Forthuber
Age 61 Director since June 2023 Board committees: None Other current public company boards: Western Midstream Partners, LP
Background

Mr. Forthuber currently serves as President of Oxy Energy Services, LLC, a subsidiary of Occidental. In this role, Mr. Forthuber has global functional responsibility for midstream and marketing of crude oil, natural gas liquids, and natural gas. In addition, Mr. Forthuber has global functional responsibility for Health and Safety, Process Safety and Risk Engineering. Mr. Forthuber has more than 35 years of industry experience in oil and gas operations. He has held positions of increasing responsibility in engineering and project management since joining Occidental with the acquisition of Altura Energy in 2000. Most recently, he served as Vice President Worldwide Operations for Occidental Oil and Gas Corporation. Prior to joining Occidental, Mr. Forthuber served in engineering roles for Altura Energy and Exxon. He has been a Director for the Western Midstream Board of Directors since 2021 and is a member of the Environmental, Social, and Governance Committee. Mr. Forthuber holds a Bachelor of Science degree in Marine Engineering Systems from the United States Merchant Marine Academy and an Executive Scholar Certificate in Finance from the Kellogg School of Management at Northwestern University.

Joseph T. Kelliher
Age 64 Director since June 2023 Board committees: Compensation Nominating and Corporate Governance (Chair) Other current public company boards: None
Background

Mr. Kelliher is a former Executive Vice President-Federal Regulatory Affairs for NextEra Energy, Inc. (“NextEra”) and former Chairman of the Federal Energy Regulatory Commission (“FERC”). Mr. Kelliher was responsible for developing and executing FERC regulatory strategy for NextEra and its principal subsidiaries, NextEra Energy Resources and Florida Power & Light Company, from 2009 to 2020. NextEra is the largest electricity company in the U.S., one of the few national electricity companies, that operates in every region, and every organized market, and is the most complex company regulated by FERC. Previously, Mr. Kelliher served as FERC Chairman and Commissioner from 2005 to 2009. A hallmark of his chairmanship was efficient implementation of the Energy Policy Act of 2005, the largest expansion in FERC regulatory authority since the 1930s, which empowered FERC to assure reliability of the interstate power grid and granted the agency strong enforcement authority for the first time. Chairman Kelliher pursued a series of reforms to promote competitive wholesale power and natural gas markets, improve FERC economic regulation and strengthen the U.S. energy infrastructure. Mr. Kelliher has spent his entire professional career working on energy policy matters, serving in a variety of roles in both the public and private sectors. These include senior policy advisor to the U.S. Secretary of Energy, majority counsel to the U.S. House Commerce Committee and positions with private corporations, trade associations and law firms. Since leaving NextEra, Mr. Kelliher has operated a consulting business that provides expert witness testimony and strategic advice. Mr. Kelliher earned a Bachelor of Science degree from Georgetown University, School of Foreign Service, and a Juris Doctor degree, magna cum laude, from The American University Washington College of Law.

Carol Peterson
Age 67 Director since June 2023 Board committees: Audit Nominating and Corporate Governance Other current public company boards: None
Background

From 2004 until her retirement in February 2022, Ms. Peterson held multiple executive positions at Constellation. From January 2015 to February 2022, she served as Senior Vice President of Strategy & Planning, in which position she led major transformations including the separation of Constellation from Exelon Corporation and the integration of acquired power plants. Previously at Exelon Generation, from March 2014 to January 2015, she served as Vice President of Strategy, from April 2010 to March 2014, she served as Vice President of Project Management, and from October 2004 to April 2010, she served as Vice President of Finance. Ms. Peterson does not currently hold any positions with Constellation. Prior to Constellation, Ms. Peterson held positions in engineering and operations for Duke Energy Corporation (NYSE: DUK), Wisconsin Energy Corporation and Westinghouse Electric Corporation. Ms. Peterson served on the Board of the Northern Illinois Food Bank from 2016 to 2024. Ms. Peterson earned a bachelor’s degree in engineering from the University of Illinois and a master’s of management from Northwestern University.

Brad Pollack
Age 43 Director since June 2023 Board committees: Nominating and Corporate Governance Other current public company boards: None
Background

Mr. Pollack currently serves as Deputy General Counsel, Commercial Development and Operations of Occidental. In this role, which he has held since April 2023, Mr. Pollack is responsible for the legal support for domestic and international mergers, acquisitions and other commercial transactions, and manages the legal teams supporting Occidental’s operations in the United States, the Middle East, North Africa, South America and Gulf of Mexico as well as major projects. He has also served as Vice President, Legal of OXY since July 2022, pursuant to which he is responsible for the legal support for Occidental’s low carbon ventures business, which seeks to leverage Occidental’s legacy of carbon management expertise to develop carbon capture, utilization and storage (“CCUS”) projects. Mr. Pollack joined Occidental in 2014 and has held multiple positions of increasing responsibility within Occidental’s legal department, including most recently serving as Associate General Counsel of Occidental Petroleum from January 2022 to April 2023, prior to which he served as Assistant General Counsel, M&A and Strategic Transactions, from April 2019 to June 2022, as Managing Counsel, M&A and Strategic Transactions, from April 2018 to March 2019, and as Senior Counsel, M&A and Projects, from December 2014 to March 2018. Before joining Occidental, Mr. Pollack was a senior corporate and securities lawyer at Dechert LLP where he represented public and private companies in domestic and cross-border mergers and acquisitions, capital market transactions, corporate governance and other legal matters across a wide range of industry sectors, such as energy, technology, advanced manufacturing and financial services. Mr. Pollack received a B.S.E. in systems engineering from the University of Pennsylvania and a J.D. from Syracuse University College of Law.

Daniel J. Rice IV
Age 44 Director since June 2023 Board committees: None Other current public company boards: EQT Corporation
Background

Mr. Rice has served as Net Power’s Chief Executive Officer since June 2023. Mr. Rice has over 15 years of experience in the energy industry. Mr. Rice is a Partner of Rice Investment Group and served as Chief Executive Officer of Rice Energy Inc. (“Rice Energy”) from October 2013 through the completion of its acquisition by EQT in November 2017. Prior to his role as Chief Executive Officer of Rice Energy, Mr. Rice served as Chief Operating Officer of Rice Energy from October 2012 through September 2013 and as Vice President and Chief Financial Officer of Rice Energy from October 2008 through September 2012. Mr. Rice oversaw Rice Energy’s growth from start-up through its $1 billion initial public offering in 2014 and eventual $8.2 billion sale to EQT in 2017. Mr. Rice also oversaw the creation and growth of Rice Midstream , which was acquired by EQT Midstream Partners, LP for $2.4 billion in 2018. Mr. Rice established Rice Energy’s strategic framework for value creation, which yielded success for its shareholders and employees. He has utilized his operating and growth strategy formulation experience as the founder of Rice Energy to help portfolio companies of Rice Investment Group to refine and optimize their business strategies in order to profitably grow. Prior to joining Rice Energy, he was an investment banker for Tudor Pickering Holt & Co. in Houston and held finance and strategic roles with Transocean Ltd. and Tyco International plc. Mr. Rice is currently a director of EQT. Mr. Rice was previously a director of Archaea Energy Inc. from September 2021 until December 2022 when Archaea Energy Inc. was acquired by BP Products North America Inc. and was previously a director of Whiting Petroleum Corporation from September 2020 until July 2022 when Whiting Petroleum Corporation combined with Oasis Petroleum Inc. to form Chord Energy Corporation.

Eunkyung Sung
Age 51 Director since June 2023 Board committees: None Other current public company boards: None
Background

Ms. Sung has served as a Senior Vice President of SK Inc. and SK SUPEX Council, which is the official management advisory body of SK Group (“SK Group”), since April 2006. Over the course of her career with SK Group, Ms. Sung has successfully established group-level strategies in the CCUS and clean energy sectors, led multiple business development projects and played a significant role in many of SK Group’s major investments in the CCUS, clean power, and clean ammonia areas. Ms. Sung recently spearheaded SK Group’s $100 million investment in 8 Rivers and has served as a member of 8 Rivers’ board of directors since March 2022. Ms. Sung has led an investment and business development team scouting for opportunities in the energy transition sector to help SK Group accelerate its business expansion in that space. Ms. Sung holds a B.S. in Bio Engineering from Yonsei University.

Alejandra Veltmann
Age 57 Director since June 2023 Board committees: Audit (Chair) Compensation Other current public company boards: California Resources Corporation
Background

Ms. Veltmann is an executive with financial leadership of publicly-listed entities, private entrepreneurial companies and global auditing firms. Ms. Veltmann has served as a member of California Resources Corporation’s (NYSE: CRC) Board of Directors and Audit Committee Chair since December 2021. Ms. Veltmann serves as Senior Advisor of ESG Lynk, a sustainability reporting company she founded and sold, and served as CEO from 2018 to 2023. From 2021 to its acquisition in 2022, she served as a director and chair of the Audit Committee for Structural Integrity Associates, a private engineering company that provides life cycle engineering solutions. services to the nuclear, fossil, renewables and critical infrastructure sectors. From 2015 to 2018, she was Vice President and Chief Accounting Officer of Paragon Offshore Plc., an offshore drilling company. From 2010 to 2015, she worked in various roles including Corporate Controller and Vice President and Chief Accounting Officer at Geokinetics, Inc., formerly one of the world’s largest independent land and seafloor geophysical companies. She also worked in various auditor capacities at KPMG LLP from 1995 to 2002 and before that at Arthur Andersen LLP from 1992 to 1995.  She has a BBA degree in Accounting from the University of New Mexico and is an alumna of the Advanced Management Program at Harvard Business School. Ms. Veltmann is a certified public accountant and holds the FSA Credential from the Sustainability Accounting Standards Board.

Board Composition

The business and affairs of Net Power are organized under the direction of the Board which consists of ten members. The Chairman of the Board is selected by the Board and currently is Jeff Bennett. The Board meets on a regular basis and additionally as required. In addition, the directors regularly hold executive sessions without the Chief Executive Officer or management present.

The Board held five meetings in 2024. Each director attended at least 75% of the meetings of the Board and each committee on which they served in 2024 (held during the period in which the director served). Pursuant to our Corporate Governance Guidelines, directors are expected to attempt to arrange their schedules to allow them to attend all scheduled Board and Board committee meetings and to attend the Company’s annual meeting of stockholders unless unusual circumstances make attendance impractical. Seven of our directors who were serving at the time of the 2024 annual meeting of stockholders attended the 2024 annual meeting of stockholders.

The Board is divided into three classes: Class I, Class II and Class III, with members of each class serving staggered three-year terms. The Board is divided into the following classes:

►	Class I, which consists of Ralph Alexander, Fred Forthuber, Carol Peterson, and Eunkyung Sung, whose terms will expire at the 2027 annual meeting of stockholders;
►	Class II, which consists of Jeff Bennett, Kyle Derham, and Alejandra Veltmann, whose terms will expire at the Annual Meeting; and
►	Class III, which consists of Joseph Kelliher, Brad Pollack, and Daniel J. Rice IV, whose terms will expire at the 2026 annual meeting of stockholders.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified.

Board Leadership

The roles of Chairman of the Board and Chief Executive Officer are currently separated. Mr. Bennett serves as Chairman of the Board and Mr. Rice serves as our Chief Executive Officer. We believe that separating these positions allows Mr. Rice to focus on our day-to-day business and operations and allows Mr. Bennett to focus his energies on the Company’s strategic initiatives and leading the Board in its fundamental role of providing advice to and oversight of management.

Although the Chairman of the Board is currently independent, and the Board believes that there are advantages to having an independent Chairman, the Board has no policy regarding the separation of the roles of Chairman and Chief Executive Officer, and considers the duties of these roles, and whether they should be combined or separated, during succession planning. In the event the Board elects as its Chairman a director who is not independent, the Board has also designated Joseph Kelliher as lead director.

Director Independence

The Board consists of a majority of independent directors, as defined under the rules of the SEC and NYSE listing standards relating to director independence requirements. The Board has determined that the following directors are independent as defined by the NYSE rules: Messrs. Alexander, Bennett, Derham, Forthuber, Kelliher, and Pollack and Mses. Peterson and Veltmann. Mr. Rice is not independent because of his service as Net Power’s CEO. Ms. Sung is not independent because of her affiliation with SK Group and 8 Rivers. In assessing directors’ independence, the Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the independent directors.

Risk Oversight

As part of regular Board and committee meetings, the directors oversee executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight, the Board has delegated responsibility related to certain risks to various committees. In particular, the Audit Committee has the responsibility to review and discuss our major financial risk exposures and cybersecurity risks and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements. The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised entirely of directors who meet the applicable independence requirements of the NYSE rules. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides current membership information as well as meeting information for the last fiscal year.
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ralph Alexander
Peter J. (Jeff) Bennett
J. Kyle Derham
Frederick A. Forthuber
Joseph T. Kelliher
Carol Peterson
Brad Pollack
Daniel J. Rice IV
Eunkyung Sung
Alejandra Veltmann
Total Meetings in 2024	5	5	5

Committee Chair

The functions performed by these Committees, which are set forth in more detail in their charters,  available on our corporate website at https://ir.netpower.com/governance/leadership, are summarized below.

Audit Committee

Our Audit Committee consists of Ralph Alexander, Carol Peterson, and Alejandra Veltmann. The Board has determined that each of the members of the Audit Committee satisfies the independence requirements of the NYSE and Rule 10A-3 under the Exchange Act. Alejandra Veltmann serves as chair of the committee. Each member of the committee is financially literate, and our Board has determined that Alejandra Veltmann qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, the Board considered each such director’s formal education and previous experience in financial roles.

Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee. The Audit Committee held five meetings during the 2024 fiscal year.

The functions of this committee include, among other things:
►
the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

►	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
►	reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;
►	setting clear hiring policies for employees or former employees of the independent registered public accounting firm engaged by us;
►	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
►
obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

►	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
►
reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Our Compensation Committee consists of Ralph Alexander, Joseph T. Kelliher, and Alejandra Veltmann. Ralph Alexander serves as the chair of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the NYSE. The Compensation Committee held five meetings during the 2024 fiscal year.

The functions of the committee include, among other things:
►
reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

►	reviewing and approving on an annual basis the compensation of all of our other officers;
►	reviewing on an annual basis our executive compensation policies and plans;
►	implementing and administering our incentive compensation equity-based remuneration plans;
►	assisting management in complying with our proxy statement and annual report disclosure requirements;
►
monitoring, approving, amending, modifying, ratifying, interpreting, or terminating any non-equity-based benefit plan offerings, including non-qualified deferred compensation, fringe benefits, and any perquisites for our officers and employees;

►	if required, producing a report on executive compensation to be included in our annual proxy statement; and
►	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Pursuant to its charter, the Compensation Committee may, in its discretion, form subcommittees and delegate all or a portion of its duties and responsibilities to a subcommittee, an individual member of the Board or executive officers of the Company, except as otherwise provided in our Certificate of Incorporation or Bylaws and subject to applicable rules and regulations.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that has served or currently serves as a member of the Board or the Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of J. Kyle Derham, Joseph T. Kelliher, Carol Peterson, and Brad Pollack. Joseph T. Kelliher serves as the chair of the Nominating and Corporate Governance Committee. The Board has determined that each of the members of our Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE. The Nominating and Corporate Governance Committee held five meetings during the 2024 fiscal year.

The functions of this committee include, among other things:
►
identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

►	developing, recommending to the Board and overseeing implementation of our corporate governance documents, including our corporate governance guidelines;
►	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of Net Power; and
►	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Code of Ethics

We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our corporate website at https://ir.netpower.com/governance/leadership. Any required disclosures regarding amendments to, or waivers of, provisions of our code of ethics will be disclosed on our website at https://ir.netpower.com/governance/leadership.

Corporate Governance Guidelines

We have adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our corporate website at https://ir.netpower.com/governance/leadership.

Director Nominations

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of our stockholders. The Nominating and Corporate Governance Committee has no specific policy on diversity. However, we are committed to cultivating an inclusive work environment and a Board with a variety of skill sets, experiences and personal backgrounds that will provide the diversity of thought that is critical for the Board’s decision-making and oversight process. When evaluating re-nomination of existing directors, the Nominating and Corporate Governance Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Rice, who is an employee, their independence.

Our Nominating and Corporate Governance Committee recommends to the Board candidates for nomination for election at the annual meeting of the stockholders. The Board also considers director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our Bylaws. The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors, and members of management. Stockholders may submit informal recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating and Corporate Governance Committee at 320 Roney Street, Suite 200, Durham, North Carolina 27701.

Stockholder Engagement

Our relationship and ongoing dialogue with our stockholders are an important part of our Board’s and our executive team’s corporate governance commitment. The Board welcomes communications from our stockholders and other interested parties. We actively seek input from our stockholders because we value the contribution stockholder engagement gives to overall business success. Our executives and investor relations team meet with the investment community regularly to discuss a variety of matters that are of interest to our stockholders, including financial and operating performance, ESG-related matters, macro and industry themes, and future growth expectations, and to actively seek investor feedback. We provide our Board with reports on the key themes and results of these discussions.

Stockholders and other interested parties may communicate with our executive team or the Board (including the Chairman of the Board, the chair of any committee, the independent directors as a group, and/or any Board member) via mail to 320 Roney Street, Suite 200, Durham, North Carolina 27701 or via email to investors@netpower.com. Stockholders and any other interested parties should mark each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Insider Trading Policy and Prohibition on Hedging and Other Transactions

We have adopted an insider trading policy  (the “Insider Trading Policy”) that governs the purchase, sale and other dispositions of the Company’s securities by all directors, officers and other employees, a copy of which is filed as Exhibit 19.1 to the 2024 Annual Report and which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations as well as the applicable rules and regulations of the NYSE. In addition, with regard to the Company’s trading in its own securities, it is our policy to comply with the federal securities laws as well as the applicable rules and regulations of the NYSE.

In addition to addressing other customary topics, the Insider Trading Policy prohibits all directors, officers and other employees from engaging in certain transactions involving the Company’s securities, including: short-term trades, short sales, transactions in publicly-traded options, hedging or monetization transactions (including transactions involving prepaid variable forwards, equity swaps, collars and exchange funds), and holding securities in a margin account or otherwise pledging securities as collateral for a loan.

Corporate Governance Documents

Please visit the “Leadership” page of our investor relations website at https://ir.netpower.com/governance/leadership for additional information regarding our corporate governance documents, including:
►
our Corporate Governance Guidelines, which include policies on Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the Board chair, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning;

►	the charters approved by the Board for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee; and
►	our Code of Ethics.

Website references throughout this document are inactive textual references, and the content on the referenced websites does not constitute a part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

CORPORATE GOVERNANCE: EXECUTIVE OFFICERS

The following sets forth certain information concerning each of our executive officers, including their ages, as of April 24, 2025:

Name	Age	Position
Daniel J. Rice IV	44	Chief Executive Officer, President, and Interim Chief Financial Officer
Marc Horstman	50	Chief Operating Officer
Kelly Rosser	49	Chief Accounting Officer

Daniel J. Rice IV’s biographical information is set forth under “Corporate Governance: The Board” above.

Marc Horstman was appointed as Chief Operating Officer of the Company on April 15, 2025. Mr. Horstman previously served as Net Power’s Head of Product Development beginning in May 2023. Prior to joining Net Power, he held senior leadership roles at Vertiv Holdings Co., a provider of critical digital infrastructure for data centers, communication networks, and commercial and industrial environments, including Vice President of North America Service Operations from October 2021 to November 2022 and Senior Director of Project Execution from June 2019 to September 2021. Prior to that, at Siemens, Mr. Horstman served as Senior Executive Vice President Americas from April 2017 to December 2018, as Vice President of Global Customer Operations from April 2016 to April 2017, and as Vice President of Global Manufacturing & Test from December 2014 to April 2016. Earlier in his career, he held various project and product leadership roles at Rolls-Royce from 2011 to 2014 and General Electric from 1999 to 2011. Mr. Horstman began his career as an Engineer Officer in the U.S. Army. He holds a B.S. in Mechanical Engineering from the University of Dayton.

Kelly Rosser joined Net Power in January 2024 and has served as Net Power’s Chief Accounting Officer since May 2024. Prior to joining Net Power, Ms. Rosser worked for Heliogen Inc., serving as Chief Accounting Officer from August 2022 to January 2024 and as Interim Chief Financial Officer from February 2023 until July 2023. Ms. Rosser served as Corporate Controller at Zenith Energy Management, LLC from April 2019 to August 2022. Previously, Ms. Rosser was an independent consultant from September 2016 to April 2018 and served as Vice President, Chief Accounting Officer and Controller at Par Pacific Holdings, Inc. (NYSE: PARR) from May 2014 to September 2016. From 2006 until 2013, Ms. Rosser worked at Dynegy Inc., a publicly-traded independent power producer in various accounting roles. She also worked in various auditor and consulting capacities at KPMG LLP from 1998 until 2006 with a focus on companies in the energy industry. Ms. Rosser is a licensed Certified Public Accountant in Texas and has an M.S. in Accounting and a B.B.A. from Texas A&M University.

EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

This section provides an overview of Net Power’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which generally require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.

This section covers the compensation of those individuals who served as Net Power’s principal executive officer and our two other most highly compensated executive officers as of December 31, 2024, collectively referred to as our “Named Executive Officers” or “NEOs.”

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to Net Power by our NEOs for the years ended December 31, 2024 and 2023.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-equity Incentive Plan Compensation ($)(1)		All Other Compensation ($)		Total ($)
Daniel Joseph Rice, IV	2024	—	—	20,958,288	(3)	—		36,764 (4)	20,995,052
Chief Executive Officer(2)	2023	—	—	—		—		—	—

Brian Allen,	2024	413,750	—	5,685,357	(6)	177,888	1,810	(7)	6,278,805
Former President and Chief Operating Officer(5)	2023	380,000	—	—		218,325	47,832	(8)	646,157

Akash Patel,	2024	415,000	—	4,511,623	(6)	185,371	1,643	(7)	5,133,637
Former Chief Financial Officer	2023	395,000	—	—		191,813	765	(10)	587,578

(1)
For 2023, the amounts reported in this column include payments made in respect of 2022 performance-based bonuses for the performance year running from April 1, 2022 to March 31, 2023 (the “2022 Cash Bonuses”). As the time period in which the award was earned included portions of two fiscal years, the table above assumes 25% of the 2022 Cash Bonuses were earned during the fiscal year ended December 31, 2023. For 2023, the amounts reported in this column also include payments made in respect of 2023 performance-based bonuses for the performance year running from April 1, 2023 to December 31, 2023 (the “2023 Cash Bonuses”). The 2023 Cash Bonuses were earned during the fiscal year ended December 31, 2023. For 2024, the amounts reported in this column include payments made in respect of 2024 performance-based bonuses for the performance year running from January 1, 2024 to December 31, 2024 (the “2024 Cash Bonuses”).

(2)
As of June 8, 2023, Daniel Joseph Rice, IV became Chief Executive Officer of Net Power. Mr. Rice did not receive any compensation as Chief Executive Officer during fiscal year 2023. Mr. Rice also served as member of our Board in 2023 and 2024; however, he did not receive any additional compensation for his service as a director in either year.

(3)
Represents the aggregate grant date fair value of stock options granted to Mr. Rice in 2024, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). See Note 12 to Net Power’s audited consolidated financial statements included in its 2024 Annual Report for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(4)	Since Net Power does not pay Mr. Rice a salary, Net Power directly pays all of Mr. Rice’s insurance premiums.
(5)	Effective as of April 15, 2025, Mr. Allen ceased to serve as President and Chief Operating Officer of Net Power.

(6)
Amounts reported for 2024 represent the aggregate grant date fair value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted to Messrs. Allen and Patel in 2024, computed in accordance with ASC 718. It does not reflect the actual value that may be realized by Messrs. Allen and Patel. See Note 12 to Net Power’s audited consolidated financial statements included in its 2024 Annual Report for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards. The aggregate grant date fair value of the PSUs granted to Messrs. Allen and Patel in 2024, assuming maximum performance and computed in accordance with ASC 718, is $850,008.60 and $755,992.60, respectively.]

(7)	Represents payments made by Net Power for enhanced life insurance and disability insurance benefits for Messrs. Allen and Patel.
(8)
Represents (i) reimbursement for relocation expenses paid to Mr. Allen in connection with his hiring, (ii) tax gross-ups, and (iii) payments made by Net Power for enhanced life insurance benefits for Mr. Allen.

(9)	Effective as of April 15, 2025, Mr. Patel ceased to serve as Chief Financial Officer of Net Power.
(10)	Represents payments made by Net Power for enhanced life insurance benefits for Mr. Patel.

Narrative Disclosure to Summary Compensation Table

Base Salary

Mr. Allen’s annualized base salary in 2024 initially was $380,000 and increased to $425,000 on April 1, 2024. Mr. Patel’s annualized base salary in 2024 initially was $400,000 and increased to $420,000 on April 1, 2024. Mr. Rice did not receive a base salary for 2024.

2024 Short-Term Incentive Plan Bonuses

We maintain an annual short-term incentive plan pursuant to which Messrs. Allen and Patel were eligible to receive performance-based cash bonuses based on company-level and individual performance.  For Messrs. Allen and Patel, 80% of their bonuses was determined based on the achievement of certain company-level goals and the remaining 20% of their bonuses was determined based on the individual performance rating of each executive as recommended by our Chief Executive Officer and determined by our Compensation Committee. The Compensation Committee determined that the company-level goals were achieved at 68.7% of target for the 2024 performance year and that individual performance for each of Messrs. Allen and Patel was achieved at 74% and 93% of target, respectively, resulting in the payment of the 2024 Cash Bonuses set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Service Provider Agreements

Brian Allen

On March 31, 2022, NET Power, LLC entered into a Service Provider Agreement with Brian Allen, and such agreement was amended on May 2, 2022 (as amended, the “Allen Employment Agreement”). Pursuant to the Allen Employment Agreement, Mr. Allen was entitled to an annual base salary of $380,000, which was subject to adjustment at the sole discretion of the board of managers. Mr. Allen was also eligible to receive an annual bonus based on a target of 56% of his then-effective base salary, with the amount of such bonus determined at the sole discretion of the board of managers. The term of Mr. Allen’s employment was indefinite, provided that either NET Power, LLC or Mr. Allen could have terminated his employment upon 30 days’ written notice. Effective April 1, 2024, Mr. Allen agreed to terminate the Allen Employment Agreement in exchange for his participation as an Eligible Executive in the Executive Severance Plan (as defined below).

Akash Patel

On October 4, 2021, NET Power, LLC entered into a Service Provider Agreement with Akash Patel, and such agreement was amended on April 27, 2022 (as amended, the “Patel Employment Agreement”). Pursuant to the Patel Employment Agreement, Mr. Patel was entitled to an annual base salary of $380,000, which was subject to adjustment at the sole discretion of the board of managers. Mr. Patel was also eligible to receive an annual bonus based on a target of 43% of his then-effective base salary, with the amount of such bonus determined at the sole discretion of the board of managers. The term of Mr. Patel’s employment was indefinite, provided that either Net Power or Mr. Patel could have terminated his employment upon 30 days’ written notice. Effective April 1, 2024, Mr. Patel agreed to terminate the Patel Employment Agreement in exchange for his participation as an Eligible Executive in the Executive Severance Plan.

Long-Term Equity Incentive Compensation

Profits Interest Share Award Agreement

On April 18, 2022, NET Power, LLC entered into a Profits Interest Share Award Agreement with Mr. Allen, and such agreement was amended on May 2, 2022 (as amended, the “Allen Profits Interest Agreement”). Pursuant to the Allen Profits Interest Agreement, Mr. Allen was granted a total of 52,500 profits interest shares in NET Power, LLC with various award dates and threshold amounts.

The profits interest shares granted pursuant to the Allen Profits Interest Agreement were subject to either time-based vesting or performance-based vesting provisions which were established from time to time by the NET Power, LLC board of managers and/or the Chief Executive Officer. Vesting of all profits interest shares was subject to Mr. Allen’s continued service with Net Power.

Converted Awards

In connection with the Business Combination, the outstanding profits interests in Net Power, LLC held by Mr. Allen pursuant to the Allen Profits Interest Agreement were converted in Class A Units of Net Power Operations LLC and a corresponding number of shares of Class B Common Stock (the “Converted Awards”). The Converted Awards are subject to the time-based vesting conditions that applied to the original profits interest award.

2023 Omnibus Incentive Plan

In connection with the Closing, the shareholders of RONI approved the NET Power Inc. 2023 Omnibus Incentive Plan (the “Omnibus Plan”), which became effective on June 8, 2023. Our Named Executive Officers, employees, consultants, and non-employee directors, and employees, consultants, and non-employee directors of our affiliates are eligible to participate in the Omnibus Plan. The Omnibus Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other share-based awards, performance awards, dividend equivalents, cash awards and substitute awards. The awards made to our NEOs in 2024 under the Omnibus Plan are discussed below.

Option Grant

On April 2, 2024, Net Power granted to Mr. Rice 2,459,893 options to purchase shares of Class A common stock with an exercise price of $11.30 per share and an expiration date of April 2, 2034. The stock options vest and become exercisable upon (i) the occurrence of the following three events: (1) the date that is 12 months after the date on which natural gas is first ignited at Net Power’s first utility-scale plant; (2) the date of execution by all parties to an agreement related to the first sale by Net Power and its subsidiaries of a license to construct, operate, and maintain a second power plant utilizing the Net Power Cycle (as defined in the stock option agreement) (the “License Agreement”); and (3) the date of documentation of a final investment decision by the licensee under the License Agreement to proceed with constructing the second power plant utilizing the “Net Power Cycle;” and (ii) the last date in a series of 60 consecutive trading days during which the closing price of a share of Class A Common Stock on the NYSE is equal to or above $30 per share (or the equivalent when adjusted for any stock splits, reverse stock splits, and cumulative dividends paid per share until the vesting date), which for the avoidance of doubt may not be achieved before September 2, 2026.

RSU and PSU Grants

On April 2, 2024, Net Power granted to Messrs. Patel and Allen 33,451 RSUs and 37,611 RSUs, respectively, which RSUs vest in three equal installments on each anniversary of April 2, 2024, subject to continued employment (the “Time-Based RSUs”).

Also, on April 2, 2024, Net Power granted to Messrs. Patel and Allen 317,733 RSUs and 411,467 RSUs, respectively, which RSUs vest upon the latest to occur of the following three events: (1) the date that is 12 months after the date on which natural gas is first ignited at Net Power’s first utility-scale plant; (2) the date of execution by all parties to the License Agreement; and (3) the date of documentation of a final investment decision by the licensee under the above-referenced License Agreement to proceed with constructing the second power plant utilizing the Net Power Cycle (the “Operations-Based RSUs”).

Lastly, on April 2, 2024, Net Power granted to Messrs. Patel and Allen 33,451 PSUs and 37,611 PSUs, respectively.  Messrs. Patel and Allen will receive a number of shares of Class A Common Stock equal to 50% of the respective number of PSUs upon attainment of a 10% compound annual growth rate (“CAGR”) of the 30-day volume weighted average price (“VWAP”) of a share of Class A Common Stock on April 2, 2027 as compared to the VWAP of a share of Class A Common Stock on April 2, 2024. Messrs. Patel and Allen will receive a number of shares of Class A Common Stock equal to 100% of the respective number of PSUs upon attainment of a 12% CAGR of the VWAP of a share of Class A Common Stock on April 2, 2027 as compared to the VWAP of a share of Class A common stock on April 2, 2024. Messrs. Patel and Allen will receive a number of shares of Class A Common Stock equal to 200% of the respective number of PSUs upon attainment of a 15% CAGR of the VWAP of a share of Class A Common Stock on April 2, 2027 as compared to the VWAP of a share of Class A Common Stock on April 2, 2024. Messrs. Patel and Allen will be ineligible to receive any shares of Class A Common Stock if the CAGR of the 30-day VWAP of a share of Class A Common Stock on April 2, 2027, as compared to the VWAP of a share of Class A common stock on April 2, 2024, is less than 10%.

Additional Narrative Disclosure

Retirement Benefits

We do not have a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended, pursuant to which employees, including the NEOs, can make voluntary pre-tax contributions. We contribute 3% of base salary for all eligible employees up to the IRS maximum permitted.  These contributions are immediately vested. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.

Life Insurance

For the fiscal year ended December 31, 2024, Net Power provided enhanced life insurance benefits to Messrs. Allen and Patel for which Net Power paid $660 and $720, respectively.

Disability Insurance

For the fiscal year ended December 31, 2024, Net Power provided additional disability insurance benefits to Messrs. Allen and Patel for which Net Power paid $1,150 and $923, respectively.

Potential Payments Upon Termination or Change of Control

Amended and Restated Executive Severance Plan

On March 7, 2024, the Board adopted the NET Power Inc. Amended and Restated Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides severance payments to eligible officers and management employees who are designated as Eligible Executives, including Messrs. Allen and Patel, and whose employment is terminated on or after March 7, 2024.

Upon the termination of an eligible executive’s employment due to a Qualifying Termination (as defined below) that occurs outside of a Change in Control Protection Period (as defined below), and so long as the eligible executive satisfies the conditions to payment described below, the eligible executive will be entitled to receive a cash severance payment equal to the sum of the following amounts, payable in a lump sum generally within 30 days after satisfaction of the Release Requirement (as defined below): (i) an amount equal to the sum of the eligible executive’s (A) base salary and (B) average annual bonus paid in respect of the preceding two years (the “Base Cash Severance Amount”), (ii) a pro-rated portion of the eligible executive’s target annual bonus (the “Pro-Rata Bonus Amount”), and (iii) an amount equal to the product of (x) 12 and (y) the monthly premium amount for the eligible executive’s group health plan coverage (including coverage for the eligible executive’s eligible dependents) under Net Power’s group health plans as in effect immediately prior to the eligible executive’s date of termination (the “Group Health Plan Amount”).

Upon the termination of an eligible executive’s employment due to a Qualifying Termination that occurs during a Change of Control Protection Period, and so long as such eligible executive satisfies the conditions to payment described below, such eligible executive will be entitled to receive a cash severance payment equal to the sum of the following amounts, payable in a lump sum within 30 days after satisfaction of the Release Requirement: (i) an amount equal to the product of (A) 1.5 and (B) the Base Cash Severance Amount, (ii) the Pro-Rata Bonus Amount, and (iii) an amount equal to the product of (x) 1.5 and (y) the Group Health Plan Amount.

Severance payments under the Executive Severance Plan to an Eligible Executive are conditioned on the eligible executive’s execution and non-revocation of a general release of claims (the “Release Requirement”) and the eligible executive’s continued compliance with the terms of the Executive Severance Plan, including the restrictive covenant obligations under the Executive Severance Plan. The Executive Severance Plan supersedes all prior agreements, practices, policies, procedures and plans relating to severance benefits, including but not limited to the Allen Employment Agreement and the Patel Employment Agreement.

The definitions applicable to the Executive Severance Plan are included below.

“Change in Control Period” means the period beginning three months prior to a Change in Control (as defined in the Omnibus Plan) and ending on the second anniversary of such Change in Control.

“Good Reason” means, with respect to an eligible executive, the occurrence, subject to certain notice and cure rights, of any of the following without the eligible executive’s written consent: (i) a greater than 20% reduction in base salary or annual target bonus, other than a general reduction that affects all similarly situated executives or service providers in substantially the same proportions; (ii) a relocation of such eligible executive’s principal place of employment by more than 50 miles; (iii) any material breach by the Company of any material provision of the Executive Severance Plan; or (iv) a material and adverse change in such eligible executive’s authority, duties or responsibilities (other than temporarily while such eligible executive is physically or mentally incapacitated or as required by applicable law) taking into account the Company’s size, status as a public company, and capitalization.

“Qualifying Termination” means the termination of an eligible executive’s employment (i) by Net Power or any of its affiliates without Cause (as defined in the Omnibus Plan) (which, for the avoidance of doubt, does not include a termination due to death or disability); or (ii) due to an eligible executive’s resignation for Good Reason.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table shows information regarding outstanding equity awards held by Messrs. Rice, Allen, and Patel as of December 31, 2024.

Name			Option awards					Stock awards
	Award Type	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Daniel Joseph Rice, IV	Stock Option(1)	4/2/2024	−	−	2,459,893	$11.30	4/2/2034	−	−	−	−

Brian Allen	Converted Award(2)	6/8/2023	−	−	−	−	−	162,316	$1,718,926(6)	−	−

	Time-Based RSUs(3)	4/2/2024		−	−	−	−	37,610	$398,290(6)	−	−

	Operations-Based RSUs(4)	4/2/2024		−	−	−	−	−	−	411,467	$4,357,436(6)

	PSUs(5)	4/2/2024		−	−	−	−	−	−	37,610	$398,290(6)

Akash Patel	Time-Based RSUs(3)	4/2/2024	−	−	−	−	−	33,451	$354,246(6)	−	−

	Operations-Based RSUs(4)	4/2/2024		−	−	−	−	−	−	317,733	$3,364,792(6)

	PSUs(5)	4/2/2024		−	−	−	−	−	−	33,451	$354,246(6)

(1)   Represents the stock option award that was granted to Mr. Rice on April 2, 2024, which vests as described in the “Narrative Disclosure to Summary Compensation Table—Long-Term Equity Incentive Compensation—2023 Omnibus Incentive Plan—Option Grant” section above.

(2)   Represents unvested Converted Awards that were granted to Mr. Allen in connection with the Business Combination. The Converted Awards may be exchanged for shares of Class A Common Stock at the holder’s request. On April 18, 2025, all of Mr. Allen’s remaining Converted Awards vested pursuant to the terms of the Allen Profits Interest Agreement. For more information on the Converted Awards, see the “Narrative Disclosure to Summary Compensation Table—Long-Term Equity Incentive Compensation—Converted Awards” section above.

(3)   Represents Time-Based RSUs that were granted to Messrs. Allen and Patel on April 2, 2024, which vest in three equal installments on April 2, 2025, April 2, 2026, and April 2, 2027. For more information on the Time-Based RSUs, see the “Narrative Disclosure to Summary Compensation Table—Long-Term Equity Incentive Compensation—2023 Omnibus Incentive Plan—RSU and PSU Grants” section above.

(4)   Represents Operations-Based RSUs that were granted to Messrs. Allen and Patel on April 2, 2024, which vest as described in the “Narrative Disclosure to Summary Compensation Table—Long-Term Equity Incentive Compensation—2023 Omnibus Incentive Plan— RSU and PSU Grants” section above. The Operations-Based RSUs provide only for a single estimated payout and do not have a threshold, target, or maximum achievement concept.

(5)   Represents PSUs that were granted to Messrs. Allen and Patel on April 2, 2024, which vest as described in the “Narrative Disclosure to Summary Compensation Table—Long-Term Equity Incentive Compensation—2023 Omnibus Incentive Plan— RSU and PSU Grants” section above. As of December 31, 2024, the achievement of the performance goals applicable to the PSUs was trending below threshold performance. As such, the amounts reported in respect of the PSUs assumes vesting of the PSUs based on threshold performance.

(6)  For purposes of this table, the market value of the Time-Based RSUs, Operations-Based RSUs and PSUs is based on $10.59 per share, the closing price of our Class A Common Stock as of December 31, 2024, which was the last trading day for the NYSE in 2024.

Director Compensation

Net Power’s current non-employee director compensation policy is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Net Power stock to further align their interests with those of Net Power’s stockholders. Non-employee directors who are designated, nominated or appointed by, or on behalf of, any of our stockholders or any of their respective affiliates, are not eligible to receive any compensation under the policy. The policy provides the following compensation for eligible non-employee directors:

•	an annual cash retainer of $60,000 for each non-employee director;

•
an additional annual cash retainer of $25,000 for each of the non-executive chair and any lead director (or equivalent position, the “Lead Director”) (or if the non-executive chair also serves as the Lead Director or if no member of the Board serves as the Lead Director, $50,000 for the non-executive chair);

•
an additional annual cash retainer for serving as a committee chair in the following amounts: (i) $20,000 for the audit committee chair, (ii) $15,000 for the compensation committee chair and (iii) $12,000 for the nominating and corporate governance committee chair;

•
an additional annual cash retainer for serving as a committee member in the following amounts: (i) $10,000 for each audit committee member, (ii) $7,500 for each compensation committee member and (iii) $6,000 for each nominating and corporate governance committee member (in each case, excluding the chair of the applicable committee); and

•
commencing on the first annual meeting of Net Power’s stockholders, an annual equity award with grant date fair value of $150,000 for each non-employee director, granted in the form of RSUs that will vest on the earlier of (i) the day before the date of the following annual meeting of Net Power’s stockholders and (ii) one-year anniversary of the grant date, subject to the non-employee director’s continuous service through the applicable vesting date.

The annual cash retainers are paid quarterly in arrears and prorated for the eligible non-employee director’s period of service on the Board or the applicable positions on the Board (or committee thereof) as described above. Non-employee directors may elect to receive cash retainer amounts in the form of unrestricted shares of our Class A Common Stock .In addition, each of Net Power’s eligible non-employee directors who was appointed to the Board on the date of consummation of the Business Combination received a one-time grant of RSUs under the Incentive Plan with a grant date fair value of $300,000. Each of these one-time grants will vest ratably on each of the first, second and third anniversaries of the grant date, subject to the non-employee director’s continuous service through the applicable vesting date.

The following table shows information concerning the compensation for services provided to our Board by the eligible non-employee directors for the year ended December 31, 2024. Mr. Rice, our Chief Executive Officer, receives no compensation for his service as a director.

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(1)		Total ($)
Ralph Alexander	85,0000	150,000		235,000
Joseph T. Kelliher	104,500(2)	150,000	(2)	254,500
Carol Peterson	76,000	150,000		226,000
Alejandra Veltmann	87,500	150,000		237,500
Peter J. (Jeff) Bennett(3)	—	—		—
J. Kyle Derham(3)	—	—		—
Frederick A. Forthuber(3)	—	—		—
Brad Pollack(3)	—	—		—
Eunkyung Sung(3)	—	—		—

(1)
Represents awards of 15,369 RSUs granted on June 4, 2024, to each of Messrs. Alexander and Kelliher and Mmes. Peterson and Veltmann which vest as described in the narrative preceding this table. The amounts reported in this column represent the grant date fair value of RSUs granted to the directors in the fiscal year ended December 31, 2024, as computed in accordance with ASC 718.  See Note 12 to Net Power’s audited consolidated financial statements included in its 2024 Annual Report, for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards. The aggregate number of shares of Class A Common Stock subject to unvested RSUs held by each of Mr. Alexander, Mr. Kelliher, Ms. Peterson, and Ms. Veltmann was 29,665. None of our other non-employee directors held any unvested equity awards as of December 31, 2024.

(2)	In accordance with our director compensation policy, Mr. Kelliher elected to receive the amount of his cash retainer fees for 2024 in the form of unrestricted shares of Class A Common Stock.

(3)	These non-employee members of our Board did not receive any compensation for services on our Board in 2023 and 2024.

Equity Compensation Plan Information

The following table provides certain information with respect to the Omnibus Plan, our only equity compensation plan, as of December 31, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (#)(2)
Equity compensation plans approved by security holders	4,719,389	11.30	26,571,678
Equity compensation plans not approved by shareholders	-	-	-
Total	4,719,389	11.30	26,571,678

(1)
The weighted average exercise price reflected in this column is calculated based solely on the exercise prices of outstanding options. RSUs and PSUs do not have an exercise price and thus are not included in this calculation.

(2)
This column reflects the total number of shares of Class A Common Stock remaining available for issuance under the Stock Plan as of December 31, 2024, excluding the shares subject to outstanding awards reflected in column (a). The Omnibus Plan contains a formula for calculating the number of securities available for issuance under the Omnibus Plan. Pursuant to such formula, the total number of shares of Class A Common Stock reserved for issuance under the Omnibus Plan increases annually on January 1 of each calendar year beginning in calendar year 2024, and ending and including calendar year 2033, by an amount equal to the lesser of (a) 5% of the aggregate number of shares of Class A Common Stock and Class B Common Stock, in each case, that are outstanding on December 31 of the immediately preceding calendar year and (b) such smaller number of shares of Class A Common Stock as is determined by the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Baker Hughes Agreements

The Amended and Restated JDA

On December 13, 2022, Net Power entered into the Amended and Restated JDA with RONI, RONI OpCo, NPI and NPT. The Amended and Restated JDA amends and restates the Original JDA, which was entered into in connection with a capital investment by BHES (a beneficial owner of more than five percent of Net Power Common Stock) into Net Power (described below), to allow for the joint development of a turbo expander prototype for use in Power Plants (as defined in the Amended and Restated JDA), including a combustor (the “Joint Development”).

The development work to be undertaken by NPI and related milestones are described in statements of work. Subject to limited exceptions, the Company is required to reimburse NPI for all costs associated with the performance of its obligations under the applicable statement of work. A percentage of such reimbursement is paid in cash with the remaining amount being paid via issuance of additional OpCo Units and Class B Common Stock to NPI or its designee. Similarly, the Company is required to reimburse NPI for certain cost overruns through a combination of cash and issuance of securities, as provided in the Amended and Restated JDA. During 2024, we paid approximately $17.5 million to NPI and we issued a total of 3,316,520 OpCo Units and 3,316,520 shares of Class B Common Stock to BHES pursuant to the Amended and Restated JDA for services provided thereunder.

Also, pursuant to the Amended and Restated JDA, NPI or its designee will receive additional OpCo Units and Class B Common Stock in an amount equal to the product of 64,799 and the Exchange Ratio (as defined in the Amended and Restated JDA) upon the achievement of certain milestones and the occurrence of certain other events. Immediately prior to the Closing of the Business Combination as a result of the Change of Control (as defined in the Amended and Restated JDA), NPI (or its designee) received 47,000 shares of Old Net Power, which were exchanged for 1,500,264 OpCo Units and  1,500,264 shares of Class B Common Stock upon the Closing.

The Amended and Restated JDA is subject to customary covenants, representations and warranties. The term of the Amended and Restated JDA expires on the later of February 3, 2027 or the completion or termination of the statements of work, unless terminated earlier in accordance with the agreement. Either the Company or NPI may terminate the Amended and Restated JDA upon 15 days’ prior notice to the other parties in the event of occurrence or continuation of certain events or material breaches of the terms of the Amended and Restated JDA. Furthermore, NPI may terminate the Amended and Restated JDA upon the occurrence of a change of control, other than the Business Combination.

In order to jointly commercialize the Net Power Platform (as defined in the BH License Agreement(as defined below)) together with the turbo expander and related equipment that may result from the Amended and Restated JDA (the “Commercialization”), on May 12, 2022, NPI and Old Net Power entered into a commercial agreement (the “BH Commercial Agreement”) to provide a framework through which they will cooperate to identify, evaluate and pursue opportunities with potential customers in the utility and industrial markets. Pursuant to the terms of the BH Commercial Agreement and consistent with the exclusivity granted under the BH License Agreement, NPI has certain rights to be the sole supplier of a turbo expander equipment package for the Net Power Cycle.

BH License Agreement

In connection with the Original JDA, on February 3, 2022, Net Power entered into the BH License Agreement with NPT (the “BH License Agreement”), pursuant to which the Company granted a worldwide, royalty-free, license to certain intellectual property rights that were licensed to the Company pursuant to the Amended and Restated License Agreement with 8 Rivers to NPT and its affiliates in connection with the Joint Development and the Commercialization. The Company’s license to NPT is an exclusive license, subject to loss of exclusivity, upon the occurrence of certain events, such as the sale of a prescribed number of turbo expander equipment packages, as described in the BH License Agreement. In addition, pursuant to the BH License Agreement and the Original JDA, NPT granted a license to the Company to certain rights to derivative works, modifications and improvements related to the Net Power Platform (as defined in the BH License Agreement).

The BH License Agreement is subject to customary covenants, representations and warranties. The term of the BH License Agreement continues until terminated (a) by written agreement of NPT and the Company, (b) by NPT at any time, upon 30 days’ prior written notice to the Company, and (c) by the Company in limited circumstances, including in the event of insolvency of NPT or valid termination of the Amended and Restated JDA, upon 60 days’ prior written notice to NPT.

On February 3, 2022, in connection with the Original JDA and the BH License Agreement, 8 Rivers and Net Power entered into the Limited Excluded Field License Agreement, which was further amended and restated on December 13, 2022, pursuant to which 8 Rivers granted the Company a perpetual, royalty-free license for certain incidental uses of fuel sources that may be in the Excluded Field.

Limited Notice to Proceed

During 2024, Net Power paid approximately $22 million to BHES for the purchase of long-lead materials necessary for the procurement and manufacture of the turboexpander and related key process equipment and machinery (“KPEP”) for Net Power’s first utility-scale power plant, along with related fees and services, pursuant to a limited notice to proceed.

Services Agreements

On September 5, 2019, Old Net Power entered into a Master Services Agreement with OXY (a beneficial owner of more than five percent of each of the Class A Common Stock and Class B Common Stock), with an effective date of November 5, 2018, pursuant to which OXY provided the Company certain technical, administrative, marketing and other support services upon receipt of work orders (the “OXY Master Services Agreement”). On November 25, 2022, Old Net Power entered into another Master Services Agreement with OXY, which replaced the OXY Master Services Agreement (together, the “OXY MSAs”). Pursuant to the terms of OXY MSAs, Old Net Power incurred an aggregate expense of approximately $2.0 million to OXY through December 31, 2024.

On January 1, 2020, Old Net Power entered into a Master Services Agreement with Constellation, effective as of January 1, 2021 (as amended, the “Constellation Master Services Agreement”), pursuant to which Constellation provided the Company certain technical, administrative, marketing and other support services upon receipt of work orders. Prior to the Constellation Master Services Agreement, Constellation provided certain services to the Company pursuant to the Contribution Agreement valued at $20 million. Pursuant to the terms of Constellation Master Services Agreement, Old Net Power incurred an aggregate expense of approximately $3.8 million to Constellation through December 31, 2024.

Land Lease Agreement

On March 8, 2024, a subsidiary of Net Power entered into an agreement with a subsidiary of Occidental Petroleum for the lease of a parcel of land in West Texas upon which Net Power intends to build a utility-scale power plant. The lease became effective on December 1, 2024. The lease has an initial term of 60 months from the commencement date and may be extended for up to three consecutive periods of ten years. Additionally, the lease contains an option to purchase the land during the lease term. During 2024, we paid approximately $2,700 in rent pursuant to the lease agreement.

Stockholders’ Agreement

On June 8, 2023, as contemplated by the Business Combination Agreement, RONI, RONI OpCo, Buyer, Sponsor, the Principal Legacy Net Power Holders and BHES entered into the Stockholders’ Agreement.

The Stockholders’ Agreement provides that, among other things, the Board will initially consist of 10 members and:

•
the holders of a majority of the Common Stock held by OXY or its Permitted Transferees (as defined in the Stockholders’ Agreement) will have the right to designate three director nominees for appointment or election to Board (the “OXY Directors” or each, an “OXY Director”); provided that (i) on the first date after the Closing Date that OXY, together with its Permitted Transferees, fails to hold at least 25% of the issued and outstanding voting interests of the Company, the right of OXY to designate three director nominees shall cease, and the term of one then current OXY Director shall thereupon automatically end, (ii) further, on the first date after the Closing Date that OXY, together with its Permitted Transferees, fails to hold at least 20% of the issued and outstanding voting interests of the Company, the right of OXY to designate two OXY Directors shall cease, and the term of one then current OXY Director shall thereupon automatically end, and (iii) further, on the first date after the Closing Date that OXY, together with its Permitted Transferees, fails to hold at least 10% of the issued and outstanding voting interests of the Company (the “Third OXY Fall-Away Date”), the right of OXY to designate an OXY Director shall cease, and the term of the then current OXY Director shall thereupon automatically end;

•
the holders of a majority of the Common Stock held by NPEH (who is controlled by 8 Rivers) or its Permitted Transferees will have the right to designate one director nominee for appointment or election to the Board (the “8 Rivers Director”); provided that on the first date (the “8 Rivers Fall-Away Date”) after the Closing Date that (i) 8 Rivers, together with its Permitted Transferees, fails to hold at least 10% of the issued and outstanding voting interests of the Company and (ii) 8 Rivers’ Percentage Interest (as defined in the Stockholders’ Agreement) represents less than 50% of its Initial Percentage Interest (as defined in the Stockholders’ Agreement), the right of 8 Rivers to designate a director shall cease, and the term of the then current 8 Rivers Director shall thereupon automatically end;

•
the holders of a majority of the Common Stock held by Constellation or its Permitted Transferees will have the right to designate one director nominee, who shall be an independent director for purposes of the applicable stock exchange listing standards, for appointment or election to the Board (the “Constellation Director”); provided that, on the first date (the “Constellation Fall-Away Date”) after the Closing Date that (i) Constellation, together with its Permitted Transferees, fails to hold at least 10% of the issued and outstanding voting interests of the Company and (ii) Constellation’s Percentage Interest represents less than 50% of its Initial Percentage Interest, the right of Constellation to designate a director shall cease, and the term of the then current Constellation Director shall thereupon automatically end;

•
the holders of a majority of the Common Stock held by Sponsor or its Permitted Transferees will have the right to designate one director for appointment or election to the Board (the “Sponsor Director”); provided that on the first date after the Closing Date that (i) Sponsor, together with its Permitted Transferees, fails to hold at least 5% of the issued and outstanding voting interests of the Company and (ii) Sponsor’s Percentage Interest represents less than 50% of its Initial Percentage Interest, the right of Sponsor to designate a director shall cease, and the term of the then current Sponsor Director shall thereupon automatically end;

•	the Board will nominate the person then serving as the Chief Executive Officer of the Company for appointment or election to the Board; and

•
the Board will nominate for appointment or election to the Board a minimum of three independent directors (the “Company Directors”), and prior to the Third OXY Fall-Away Date, the 8 Rivers Fall-Away Date and the Constellation Fall-Away Date, as applicable, the Board will consult with OXY, 8 Rivers and Constellation, respectively, concerning the persons to be designated by the Board as the Company Directors.

As of the date hereof, (i) Peter J. (Jeff) Bennett, Frederick A. Forthuber and Brad Pollack serve as the OXY Directors, (ii) Eunkyung Sung serves as the 8 Rivers Director, (iii) Carol Peterson serves as the Constellation Director, (iv) J. Kyle Derham serves as the Sponsor Director, (v) Daniel Joseph Rice, IV serves as the Company’s Chief Executive Officer and as a member of the Board, and (vi) Ralph Alexander, Joseph T. Kelliher and Alejandra Veltmann serve as the Company Directors.

Also, subject to the terms and conditions and with exceptions as set forth in the Stockholders’ Agreement, each Principal Legacy Net Power Holder and BHES agreed to the following lock-up restrictions:

•
33⅓% of its Price-Based Lock-up Shares (as defined in the Stockholders’ Agreement) may not be transferred until after the three-year anniversary of the Closing Date; provided, however, that if the last sale price of the Class A Common Stock on the principal exchange on which such securities are then listed or quoted, for any 20 trading days within any 30 consecutive trading-day period commencing at least 15 days after the Closing, exceeds (i) $12.00 per share, then one-third of the Price-Based Lock-up Shares will no longer be subject to such lock-up restrictions, (ii) $14.00 per share, then an additional one-third of the Price-Based Lock-up Shares will no longer be subject to such lock-up restrictions, and (iii) $16.00 per share, then all of the Price-Based Lock-up Shares will no longer be subject to such lock-up restrictions (the “First Price-Based Lock-up Release”); and

•
66⅔% of its Time-Based Lock-up Shares (as defined in the Stockholders’ Agreement) may not be transferred until after the one-year anniversary of the Closing Date; provided, however, that if the last sale price of the Class A Common Stock on the principal exchange on which such securities are then listed or quoted, for any 20 trading days within any 30 consecutive trading-day period commencing at least six months after the Closing Date, exceeds $12.00 per share, then the Time-Based Lock-up Shares will no longer be subject to such lock-up restrictions (the “Second Price-Based Lock-up Release”).

On July 24, 2023, the First Price-Based Lock-up Release occurred, and on September 12, 2023, the Second Price-Based Lock-up Release occurred.

Additionally, pursuant to the Stockholders’ Agreement, subject to the terms and conditions and with customary exceptions as set forth therein, the Principal Legacy Net Power Holders and BHES were granted certain customary registration rights, including, among other things, “piggyback” registration rights that allow them to include their Registrable Securities (as defined in the Stockholders’ Agreement) in certain registrations initiated by the Company. Also, subject to the terms and conditions and with customary exceptions as set forth in the Stockholders’ Agreement, each Principal Legacy Net Power Holder may request to sell all or any portion of its Registrable Securities in an underwritten offering, provided that the Company shall only be obligated to effect such an underwritten offering if the total offering price (before deduction of underwriting discounts and commissions) of the securities included therein is reasonably expected to exceed, in the aggregate, $25 million or if the request is with respect to all of the then outstanding Registrable Securities of such Principal Legacy Net Power Holder.

OpCo LLC Agreement

On the Closing Date, OpCo’s existing limited liability company agreement was amended and restated to, among other things, reflect the Business Combination. Pursuant to the OpCo LLC Agreement, the Company serves as the sole managing member of OpCo. The OpCo LLC Agreement provides each member of OpCo (other than the Company) the right to cause the Company to cause OpCo to redeem all or a portion of such member’s OpCo Units in exchange for an equal number of shares of Class A Common Stock or, at the Company’s election under certain circumstances set forth therein, cash, in each case, subject to certain restrictions set forth therein. Upon redemption of any OpCo Units, an equal number of shares of Class B Common Stock held by the redeeming member of OpCo shall be canceled.

Under the OpCo LLC Agreement, prior to January 17, 2025, OpCo was required, when certain conditions are met, to make tax-related distributions to the Class A OpCo Unit holders. These conditions were met in 2024 and, as a result, during the fourth quarter of 2024, OpCo made a tax-related partnership distribution of $4.8 million. The Third Amended and Restated Limited Liability Company Agreement of OpCo was effective January 17, 2025. Under the amended agreement, future partnership distributions will not be required unless OpCo is in a taxable income position.

Support Agreement

Concurrently with the execution of the Business Combination Agreement, RONI, Sponsor, Net Power and the Principal Legacy Net Power Holders and BHES (collectively, the “Support Agreement Unitholders”) entered into a Support Agreement (as amended pursuant to its terms, the “Support Agreement”), pursuant to which each Support Agreement Unitholder agreed to, among other things, (i) retain their respective equity interests, (ii) vote in favor of the Business Combination Agreement and the transactions contemplated thereby and (iii) be bound by certain other covenants and agreements related to the Business Combination.

Indemnification Agreements

Our Bylaws provide that Net Power will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), subject to certain exceptions contained in our Bylaws. In addition, our Certificate of Incorporation provides that Net Power’s directors and executive officers will not be liable for monetary damages for breach of fiduciary duty.

Net Power has also entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Tax Receivable Agreement

On the Closing Date, as contemplated by the Business Combination Agreement, Net Power and OpCo entered into the Tax Receivable Agreement, dated June 8, 2023 (the “Tax Receivable Agreement”), with OpCo Unitholders who received OpCo Units pursuant to the Business Combination Agreement as consideration for equity interests in Old Net Power (the “TRA Unitholders”) and the Agent (as defined therein). Pursuant to the Tax Receivable Agreement, the Company will be required to pay to the TRA Unitholders 75% of the tax savings that the Company realizes as a result of increases in tax basis in OpCo’s assets resulting from the exchange of OpCo Units for Class A Common Stock (or cash) pursuant to the OpCo LLC Agreement as well as certain other tax benefits, including tax benefits attributable to payments under the Tax Receivable Agreement. Nonpayment of the Company’s obligations for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore may accelerate payments due under the Tax Receivable Agreement, resulting in a lump-sum payment, which may be substantial.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement (subject to certain assumptions), or certain other acceleration events, including a Change of Control (as defined in the Tax Receivable Agreement), occur.

Related-Person Transactions Policy

The Board of Directors has adopted a written Related Party Transactions policy that requires that related party transactions (as defined below) be reviewed and, if appropriate, approved by the Board’s Audit Committee, subject to certain exceptions. Our Related Party Transactions policy is designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time:

A “related party transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “related party” means:

►	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;
►	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting stock;
►
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and

►
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee charter and our written Related Party Transactions Policy, the Audit Committee has the responsibility to review, oversee and approve related party transactions. In determining whether to approve or ratify any such transaction, the Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 15, 2025 (except as otherwise indicated) by:

►	each person or entity known by us to beneficially own more than 5% of our Common Stock,
►	each named executive officer and current director (including each nominee) of the Company; and
►	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

	Class A Common Stock		Class B Common Stock		Total Common Stock
Name of Beneficial Owners	Number of Shares	Ownership Percentage(1)	Number of Shares	Ownership Percentage(1)	Number of Shares	Ownership Percentage(1)
Five Percent Holders:
Constellation Energy Generation, LLC(2)(3)	500,000	*	36,030,716	25.7%	36,530,716	16.8%
Daniel J. Rice, IV 2018 Irrevocable Trust(2)(4)	5,723,180	7.4%	1,673,162	1.2%	7,396,342	3.4%
OLCV NET Power, LLC(2)(5)	33,999,995	43.8%	55,553,247	39.7%	89,553,242	41.1%
Tillandsia, Inc.(2)(6)	2,500,000	3.2%	26,729,880	19.1%	29,229,880	13.4%
Toby Z. Rice 2018 Irrevocable Trust(2)(7)	4,055,073	5.2%	869,629	*	4,924,702	2.3%
NPEH, LLC(2)(8)	—	—	26,729,880	19.1%	26,729,880	12.3%
Baker Hughes Energy Services LLC(9)	562,672	*	11,836,027	8.4%	12,398,699	5.7%
Directors and Executive Officers:
Ralph Alexander	—	—	—	—	—	—
Peter J. (Jeff) Bennett	—	—	—	—	—	—
J. Kyle Derham(2)(10)	2,924,635	3.8%	1,676,668	1.2%	4,601,303	2.1%
Frederick A. Forthuber	—	—	—	—	—	—
Joseph T. Kelliher	15,488	*	—	—	—	—
Carol Peterson	—	—	—	—	—	—
Brad Pollack	—	—	—	—	—	—
Daniel Joseph Rice, IV(2)(11)	—	—	—	—	—	—
Eunkyung Sung	—	—	—	—	—	—
Alejandra Veltmann	—	—	—	—	—	—
Marc Horstman	1,845	*	—	*	1,845	*
Kelly Rosser	2,531	*		*	2,531	*
All directors and executive officers as a group (12 individuals)	2,944,499	3.8%	1,676,668	1.2%	4,605,679	2.1%

*	less than 1%
(1)
Based on 77,643,669 shares of Class A Common Stock issued and outstanding and 140,092,629 shares of Class B Common Stock issued and outstanding for a total of 217,736,298 shares of Common Stock as of April 15, 2025.

(2)
Pursuant to the OpCo LLC Agreement, at the request of the holder, each OpCo Unit may be redeemed for, at the Company’s election, a newly-issued share of Class A Common Stock or cash, and upon redemption of such OpCo Unit, a share of Class B Common Stock shall be surrendered by the holder and canceled by the Company.

(3)	Constellation Energy Generation, LLC is also the record holder of 36,030,716 OpCo Units. The address of Constellation Energy Generation, LLC is 200 Exelon Way, Kennett Square, Pennsylvania 19348.
(4)
The number of shares of Class A Common Stock includes 2,423,180 shares of Class A Common Stock issuable upon the exercise of warrants. Daniel J. Rice, IV 2018 Irrevocable Trust is also the record holder of 1,673,162 OpCo Units. Andrew L. Share, as trustee of Daniel J. Rice, IV 2018 Irrevocable Trust, has voting and investment power over the reported securities. The address of Daniel J. Rice, IV 2018 Irrevocable Trust is c/o Nixon Peabody LLP, 900 Elm Street, Manchester, New Hampshire 03101.

(5)	OLCV NET Power, LLC is also the record holder of 55,553,247 OpCo Units. The address of OLCV NET Power, LLC is 5 Greenway Plaza, Suite 110, Houston, Texas 77046.
(6)
Tillandsia is the record holder of 5,000,000 shares of Class A Common Stock, 8 Rivers is the record holder of 500,000 shares of Class A Common Stock and NPEH is the record holder of 30,005,300 shares of Class B Common Stock and 30,005,300 OpCo Units. 8 Rivers directly owns a majority of the outstanding equity of NPEH and is the manager of NPEH and thus NPEH is controlled by 8 Rivers, and 8 Rivers may be deemed to be a beneficial owner of the shares beneficially owned by NPEH. SK Group directly owns all of the outstanding equity of Tillandsia and thus may be deemed to be a beneficial owner of the shares beneficially owned by Tillandsia. In addition, SK Group directly owns all of the outstanding equity of Areca and Chamaedorea, and Areca, Chamaedorea and Tillandsia collectively directly own a majority of the voting units of 8 Rivers and thus SK Group may be deemed to be a beneficial owner of the shares beneficially owned by 8 Rivers. The principal business address of SK Group is 26, Jong-Ro, Jongno-Gu, Seoul, South Korea 03188. The principal business address of each of Areca, Chamaedorea and Tillandsia is 55 E. 59th Street, Floor 11, New York, New York 10022.

(7)
The number of shares of Class A Common Stock includes 1,257,573 shares of Class A Common Stock issuable upon the exercise of warrants. Toby Z. Rice 2018 Irrevocable Trust is also the record holder of 869,629 OpCo Units. Andrew L. Share, as trustee of Toby Z. Rice 2018 Irrevocable Trust, has voting and investment power over the reported securities. The address of Toby Z. Rice 2018 Irrevocable Trust is c/o Nixon Peabody LLP, 900 Elm Street, Manchester, New Hampshire 03101.

(8)
NPEH is the record holder of 30,005,300 shares of Class B Common Stock and 30,005,300 OpCo Units. 8 Rivers directly owns a majority of the outstanding equity of NPEH and is the manager of NPEH and thus NPEH is controlled by 8 Rivers, and 8 Rivers may be deemed to be a beneficial owner of the shares beneficially owned by NPEH. The address of NPEH and of 8 Rivers is 406 Blackwell Street, 4th Floor, Durham, North Carolina 27701.

(9)	Baker Hughes Energy Services, LLC is also the record holder of 11,836,027 OpCo Units. The address of Baker Hughes Energy Services, LLC is 17021 Aldine Westfield Road, Houston, Texas 77073.
(10)
The number of shares of Class A Common Stock consists of (a) 500,000 shares of Class A Common Stock held by Mr. Derham in his personal capacity, (b) 2,010,586 shares of Class A Common Stock issuable upon the exercise of warrants held by Mr. Derham in his personal capacity and (c) 414,049 shares of Class A Common Stock issuable upon the exercise of warrants held by The Derham Children’s Trust of 2020. The number of shares of Class B Common Stock consists of (i) 1,390,348 shares of Class B Common Stock held by Mr. Derham in his personal capacity and (ii) 286,320 shares of Class B Common Stock held by The Derham Children’s Trust of 2020. Mr. Derham, as trustee of The Derham Children’s Trust of 2020, has voting and investment power over the securities held by The Derham Children’s Trust of 2020.

(11)
Does not include the 3,470,000 shares of Class A Common Stock, 1,673,162 shares of Class B Common Stock or 2,465,680 warrants held of record by Daniel J. Rice IV 2018 Irrevocable Trust because the trustee, rather than Mr. Rice, has voting and investment power over such securities.

ITEM 2-RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR

Under the rules and regulations of the SEC and NYSE, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor. In addition, the Audit Committee considers the independence of our independent auditor and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of KPMG LLP (“KPMG”) to serve as independent auditor for the fiscal year ending December 31, 2025. The Audit Committee considered a number of factors in determining whether to engage KPMG as the Company’s independent registered public accounting firm, including the firm’s professional qualifications and resources and the firm’s capabilities in handling the breadth and complexity of our business. KPMG’s representatives are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if they desire to do so and will be available to respond to relevant and appropriate questions, if any.

The Board of Directors and the Audit Committee believe that the retention of KPMG as the Company’s independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of KPMG, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2026 fiscal year. In addition, if stockholders ratify the selection of KPMG as independent auditor, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select KPMG or another registered public accounting firm as our independent auditor.

2025 Change of Auditor

On March 17, 2025, the Audit Committee dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.

The report of Grant Thornton on the consolidated balance sheets of the Company as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, shareholders’ equity and mezzanine shareholders’ equity, and cash flows for the fiscal year ended December 31, 2024 (“Successor”) and the period from June 8, 2023 through December 31, 2023 (“Successor”), the related consolidated statements of operations and comprehensive loss, members’ equity, and cash flows for the period from January 1, 2023 through June 7, 2023 (“Predecessor”), and the related notes (collectively referred to as the “consolidated financial statements”) did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through the date of Grant Thornton’s dismissal, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

Also, during the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through the date of Grant Thornton’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Grant Thornton with a copy of the foregoing disclosures and Grant Thornton furnished the Company with a letter addressed to the SEC stating that it agrees with the statements made by the Company set forth above. Representatives of Grant Thornton do not intend to be present at the Annual Meeting.

The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG as our independent auditor for the fiscal year ending December 31, 2025

AUDITORS

Representatives of KPMG are expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Fee Information

Audit Fees and Services

Grant Thornton was appointed as our independent registered accounting firm in June 2023 to complete our 2023 audit and to serve as our independent auditor for the year ended December 31, 2024. The following table presents the aggregate fees billed by Grant Thornton and paid by the Company for the years ended December 31, 2024 and December 31, 2023.

	2024	2023
Audit Fees(1)	$ 383,668	$ 484,675(2)
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$383,668	$484,675

(1)
Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements, the review of our financial statements included in our quarterly filings on Form 10-Q, and services related to our registration statements, as well as services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
$342,875 of audit fees in the 2023 column represent fees billed for services following the Business Combination, as well as the subsequent period after the end of year in which Grant Thornton provided services related to the audit of our year-end financials. Audit fees billed by Grant Thornton include the audit of our 2023 consolidated financial statements, including services related to our registration statements and the issuance of reports and consents by the auditor.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee reviews and, in its sole discretion, pre-approves all audit and permitted non-audit services to be provided by the independent auditor as provided under the Audit Committee charter. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The audit committee approved or pre-approved all such services for the Company by our independent registered accounting firm in 2023 and 2024.

AUDIT COMMITTEE REPORT

 The Audit Committee of the Board of Directors of NET Power Inc. is composed solely of independent directors meeting the applicable requirements of the NYSE rules. The Audit Committee assists the Board in its oversight of corporate governance by overseeing the quality and integrity of the Company’s financial reporting process. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditor is engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee has:

•
reviewed and discussed with management and the independent auditor the audited financial statements contained in Net Power’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Audited Financial Statements”);

•
discussed with Grant Thornton LLP, the Company’s independent auditor for the year ended December 31, 2024, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission;

•
received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence;

•	discussed with Grant Thornton LLP its independence from Net Power and members of its management; and
•	had executive sessions with Grant Thornton LLP to provide them with the opportunity to discuss any other matters that they desired to raise without management present.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.

The Audit Committee
Alejandra Veltmann (Chair)
Ralph Alexander
Carol Peterson

March 5, 2025

OTHER INFORMATION

Expenses of Solicitation

The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by Net Power. We will supply proxy materials to brokers and other nominees to solicit proxies from beneficial owners, and we will reimburse them for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other Net Power employees without additional compensation.

Other Matters

As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

Proposals of Stockholders

To be considered for inclusion in the proxy statement and proxy card for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”), proposals of stockholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the General Counsel of Net Power, at the address of our principal executive offices (see “General” on page 1 of this Proxy Statement). Generally, such proposals are due 120 days before the anniversary of the date we released our proxy materials for the prior year; however, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. We currently expect to hold the 2026 Annual Meeting within 30 days of June 3, 2026. Therefore, we have determined that Rule 14a-8 shareholder proposals must be received no later than December 25, 2025 unless otherwise announced by the Company prior to the 2026 Annual Meeting. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement and any submitted stockholder proposal must comply with the requirements of Rule 14a-8.

Our Bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual stockholders meeting or to bring proposals before an annual stockholders meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the General Counsel of Net Power regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in our Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2026 Annual Meeting other than pursuant to Rule 14a-8 must provide the information set forth in our Bylaws to the Secretary of Net Power at the address of our principal executive offices (see “General” on page 1 of this Proxy Statement) no earlier than February 3, 2026 and no later than March 5, 2026. However, if we hold the 2026 Annual Meeting more than 30 days before, or more than 60 days after, the anniversary of the 2025 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2026 Annual Meeting date, and not later than (i) the 90th day prior to the 2026 Annual Meeting date or (ii) the 10th day after public disclosure of the 2026 Annual Meeting date is first made by the Company, whichever is later. Furthermore, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the requirements set forth in Rule 14a-19 of the Exchange Act, including providing notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive office no later than April 6, 2026, assuming the date of the 2026 Annual Meeting has not been changed by more than 30 days from the anniversary date of the 2025 Annual Meeting. If the date of the 2026 Annual Meeting is changed by more than 30 days from the anniversary date of the 2025 Annual Meeting, then notice must be provided by the later of 60 days prior to the date of the 2026 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Householding; Availability of Annual Report on Form 10-K and Proxy Statement

A copy of our 2024 Annual Report accompanies this Proxy Statement. If you and others who share your mailing address own Common Stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2024 Annual Report has been sent to your address. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge Financial Solutions, Inc., Householding Department, in writing at 51 Mercedes Way, Edgewood, New York 11717; or by telephone: (800) 542-1061. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the 2024 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting www.proxyvote.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, NET Power Inc., 320 Roney Street, Suite 200, Durham, North Carolina 27701 or by email to investors@netpower.com.

Holders in street name can register for electronic delivery with their bank or broker or they can request to receive electronic delivery after they vote their shares at www.proxyvote.com. Electronic delivery of stockholder communications helps save Net Power money by reducing printing and postage costs.

SCAN TO
VIEW MATERIALS & VOTE

NET POWER INC
320 RONEY ST, STE 200
DURHAM, NC 27701

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/02/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/02/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Jeff Bennett   02) Kyle Derham   03) Alejandra Veltmann

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000676519_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

NET POWER INC
Annual Meeting of Stockholders
June 3, 2025 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Daniel J. Rice IV and James Mahon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NET POWER INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 3, 2025, at 320 Roney Street, Suite 200, Durham, NC 27701, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000676519_2 R1.0.0.2